UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INDEPENDENCE REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	26-4567130
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates:

333-188577

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The capital stock to be registered is the Registrant’s common stock, $0.01 par value per share. For a description of the common stock, reference is made to the information set forth under the headings “Description of Stock” and “Material Provisions of Maryland Law and of Our Charter and Bylaws” in the prospectus included in the Registrant’s Registration Statement on Form S-11 (File No. 333-188577) originally filed with the Securities and Exchange Commission on May 13, 2013, as amended by any amendments to such Registration Statement, which description is incorporated herein by reference. The final prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEPENDENCE REALTY TRUST, INC.

Date: August 5, 2013

	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer